UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2018

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the 2018 Annual General Meeting of Shareholders (the Annual Meeting) of Endo International plc (the Company), held on June 7, 2018, the Company’s shareholders approved the amendment and restatement of the Company’s Amended and Restated 2015 Stock Incentive Plan (the Plan). The Plan was amended and restated to increase the authorized number of the Company’s ordinary shares, par value $0.0001 per share, that may be issued for awards issuable under the Plan by five million (5,000,000) shares and to make certain other changes to the Plan’s terms.

For a description of the terms and conditions of the Plan, as amended and restated, see “Description of Material Features of the Plan” under “Proposal 4: Approval of the Endo International plc Amended and Restated 2015 Stock Incentive Plan” in the proxy statement for the Company’s Annual Meeting filed with the Securities and Exchange Commission on April 27, 2018 (the 2018 Proxy), which description is incorporated herein by reference. The foregoing description of the Plan contained in the 2018 Proxy is qualified in its entirety by reference to the full text of the Plan, as amended and restated and approved by shareholders on June 7, 2018, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	On June 7, 2018, the Company held its Annual Meeting in Dublin, Ireland.

(b)	The matters voted on by shareholders at the Annual Meeting and the results of such voting are set forth below.

1.	The proposal to elect, by separate resolutions, the following directors, representing all of the members of the Board of Directors of the Company (the Board), to serve until the next Annual Meeting or until their earlier death, resignation or removal was approved based upon the following votes:

Nominee	Votes For Approval	Votes Against	Abstentions	Broker Non-Votes
Roger H. Kimmel	154,297,553	2,523,928	145,067	36,964,794
Paul V. Campanelli	155,703,570	1,122,780	140,198	36,964,794
Shane M. Cooke	155,742,574	1,079,433	144,541	36,964,794
Nancy J. Hutson, Ph.D.	155,065,693	1,759,839	141,016	36,964,794
Michael Hyatt	153,500,455	3,322,530	143,563	36,964,794
Sharad S. Mansukani, M.D.	152,743,442	4,083,703	139,403	36,964,794
William P. Montague	155,090,811	1,727,330	148,407	36,964,794
Todd B. Sisitsky	154,939,239	1,884,824	142,485	36,964,794

2.	The proposal to approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 and the authorization of the Board, acting through the Audit Committee, to determine the independent registered public accounting firm’s remuneration was approved based upon the following votes:

Votes for approval	192,193,306
Votes against	696,034
Abstentions	1,042,002

3.	The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for approval	102,968,692
Votes against	53,760,730
Abstentions	237,126
Broker non-votes	36,964,794

4.	The proposal to approve the Endo International plc Amended and Restated 2015 Stock Incentive Plan was approved based upon the following votes:

Votes for approval	147,977,579
Votes against	8,703,533
Abstentions	285,436
Broker non-votes	36,964,794

5.	The proposal to renew the Board’s existing authority to issue shares under Irish law was approved based upon the following votes:

Votes for approval	184,475,585
Votes against	6,875,816
Abstentions	2,579,941

6.	The proposal to renew the Board’s existing authority to opt-out of statutory pre-emption rights under Irish law was approved based upon the following votes:

Votes for approval	185,180,884
Votes against	6,123,757
Abstentions	2,626,701

7.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof:

None.

(c)	Not applicable.

(d)	Not applicable.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

No.	Description

10.1	Endo International plc Amended and Restated 2015 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer

Dated: June 7, 2018